Exhibit 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended December 31, 2017 and 2016 and September 30, 2017 and
the Years Ended December 31, 2017 and 2016

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Fourth Quarter 2017
Composite Materials	$280.7	$78.6	$54.1	$413.4
Engineered Products	80.4	17.8	0.1	98.3
Total	$361.1	$96.4	$54.2	$511.7
	70%	19%	11%	100%

Third Quarter 2017
Composite Materials	$277.1	$65.6	$56.2	$398.9
Engineered Products	75.5	17.1	-	92.6
Total	$352.6	$82.7	$56.2	$491.5
	72%	17%	11%	100%

Fourth Quarter 2016
Composite Materials	$272.2	$64.2	$54.3	$390.7
Engineered Products	77.7	14.9	0.2	92.8
Total	$349.9	$79.1	$54.5	$483.5
	73%	16%	11%	100%

Year Ended December 31, 2017
Composite Materials	$1,101.1	$276.5	$219.5	$1,597.1
Engineered Products	308.7	67.2	0.3	376.2
Total	$1,409.8	$343.7	$219.8	$1,973.3
	72%	17%	11%	100%

Year Ended December 31, 2016
Composite Materials	$1,100.5	$256.4	$253.1	$1,610.0
Engineered Products	328.8	65.3	0.2	394.3
Total	$1,429.3	$321.7	$253.3	$2,004.3
	71%	16%	13%	100%